                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-12

                              SAFECO CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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



                                   Notice of
                              2000 Annual Meeting
                                of Shareholders
                              and Proxy Statement


                                [LOGO OF SAFECO]

                              SAFECO CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 3, 2000

                               ----------------

                                                            Seattle, Washington
                                                                 March 17, 2000

To Our Shareholders:

  The Annual Meeting of Shareholders of SAFECO Corporation (the "Corporation") will be held on May 3, 2000, at 11:00 a.m. in the SAFECO Auditorium, SAFECO Plaza, 4333 Brooklyn Avenue N.E., Seattle, Washington, for the following purposes, as set forth in the accompanying Proxy Statement:

  1. To elect four nominees to serve as directors for three-year terms to expire in 2003; and

  2. To consider and act upon such other matters as may properly come before the Annual Meeting.

  The Board of Directors has established the close of business on March 2, 2000, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

  Your proxy may be revoked by you at any time before it has been voted. You may substitute a representative other than those named in the enclosed proxy if you desire. The individuals named in the proxy are the present members of the Executive Committee of the Board of Directors.

  You are cordially invited to attend the Annual Meeting in person if it is convenient for you to do so.

                                          /s/ Roger H. Eigsti
                                          Roger H. Eigsti
                                          Chairman and Chief Executive Officer

                              SAFECO CORPORATION

                    SAFECO Plaza, Seattle, Washington 98185

                               ----------------

                                PROXY STATEMENT
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 3, 2000

                               ----------------

This Proxy Statement is furnished in connection with the Annual Meeting of Shareholders of SAFECO Corporation (the "Corporation") to be held on May 3, 2000 (the "Annual Meeting"). Shareholders of record at the close of business on March 2, 2000, are entitled to vote at the Annual Meeting either in person or by proxy.

Your proxy in the enclosed form is solicited by the Board of Directors of the Corporation. The shares represented by the proxies received will be voted at the meeting in accordance with your directions.

The approximate date of the mailing of this Proxy Statement and the enclosed form of proxy is March 17, 2000.

                     OUTSTANDING SHARES AND VOTE REQUIRED

On March 2, 2000, there were 127,617,967 shares of the Common Stock of the Corporation ("Common Stock") outstanding, all of which will be entitled to vote at the Annual Meeting to be held on May 3, 2000. Each shareholder is entitled to one vote for each share of Common Stock held of record in such person's name on the record date. Under Washington law and the Corporation's Restated Articles of Incorporation, a quorum consisting of a majority of the shares entitled to vote must be represented in person or by proxy for the transaction of business at the Annual Meeting.

Directors are elected by a majority of the votes cast by shares present, in person or by proxy, and entitled to vote at the Annual Meeting. Votes withheld with respect to the election of directors will not be counted either in favor of or against the election of the nominees.

Brokers who hold shares for the account of their clients may vote their clients' proxies in the brokers' own discretion as to the election of directors if the clients have not furnished voting instructions by 10 days prior to the Annual Meeting. Proxies solicited by the Board of Directors will be voted in favor of each of the director nominees unless shareholders direct otherwise in their proxies.

                            SOLICITATION OF PROXIES

The persons named as proxies were selected by the Board of Directors and are the present members of the Executive Committee of the Board. Your proxy may be revoked by you at any time before it has been voted by notifying the Secretary to the Board of Directors, SAFECO Corporation, SAFECO Plaza, Seattle, Washington 98185, in writing of such revocation. Georgeson Shareholder Communications Inc., New York, New York, has been retained to solicit proxies personally or by mail, telephone or telegram at a cost anticipated to be $6,000 plus reasonable out-of-pocket expenses, which will be paid by the Corporation. Banks and brokers will be reimbursed for their reasonable expenses in forwarding proxy solicitation materials to shareholders. Management does not expect to solicit proxies except through the mail; however, if proxies are not promptly received, employees of the Corporation may solicit proxies personally, by telephone or fax.

                             ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. At the 2000 Annual Meeting of Shareholders, four nominees will be elected to serve three-year terms until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualified.

Unless otherwise stated, each individual described below has served for at least five years in the position indicated. All nominees are presently directors of the Corporation.

                             NOMINEES FOR DIRECTOR

       Class II--Term Expires at the 2000 Annual Meeting of Shareholders

Joshua Green III, 63, is Chairman and Chief Executive Officer of the Joshua Green Corporation, a family investment firm, and Chairman of its wholly-owned subsidiary, Sage Manufacturing Corporation. Mr. Green has been a director of the Corporation since 1981. He is also a director of U.S. Bancorp.

William G. Reed, Jr., 61, was the Chairman of Simpson Investment Company, a forest products holding company, until his retirement in 1996. He continues to serve as a director of Simpson Investment Company. Mr. Reed has been a director of the Corporation since 1974. He is also a director of Microsoft Corporation, PACCAR Inc., The Seattle Times, Washington Mutual, Inc. and Washington Mutual Bank.

Norman B. Rice, 56, is President and Chief Executive Officer of the Federal Home Loan Bank of Seattle. Mr. Rice joined the Federal Home Loan Bank of Seattle in March 1998 as its executive vice president. Mr. Rice served two terms as the Mayor of the City of Seattle from 1990 through 1997 and served three terms as a member of the City of Seattle Council from 1979 until 1990. Mr. Rice has been a director of the Corporation since 1999.

Judith M. Runstad, 55, is of counsel to the Seattle law firm Foster Pepper & Shefelman PLLC. Mrs. Runstad has been a director of the Corporation since 1990. She is also a director of Wells Fargo & Company and Potlatch Corporation. She is past Chairman of the Board of the Federal Reserve Bank of San Francisco.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

                             CONTINUING DIRECTORS

      Class III--Term Expires at the 2001 Annual Meeting of Shareholders

Robert S. Cline, 62, is Chairman and Chief Executive Officer of Airborne Freight Corporation, an air freight carrier. Mr. Cline has been a director of the Corporation since 1992. He is also a director of Metricom, Inc. and Esterline Technologies Corp.

Roger H. Eigsti, 57, is Chairman and Chief Executive Officer of the Corporation. Mr. Eigsti has been a director of the Corporation since 1988. He is also a director of Washington Mutual, Inc. and Washington Mutual Bank.

John W. Ellis, 71, was Chairman and Chief Executive Officer of the corporate general partner of The Baseball Club of Seattle, L.P., the owner of the Seattle Mariners baseball team, until his retirement in 1999. Mr. Ellis is a director of Puget Sound Energy, Inc. and was its Chief Executive Officer from 1976 to 1992 and its Chairman from 1987 to 1993. Mr. Ellis has been a director of the Corporation since 1981. He is also a director of Washington Mutual, Inc. and Washington Mutual Bank, UTILX Corporation and Associated Electric & Gas Insurance Services, Ltd. Under the terms of the Corporation's retirement policy for directors, Mr. Ellis will retire as a director at the Corporation's 2001 Annual Meeting of Shareholders.

William W. Krippaehne, Jr., 49, is President and Chief Executive Officer of Fisher Companies Inc., the primary subsidiaries of which are engaged in broadcasting, flour milling and real estate ownership and development. Mr. Krippaehne has been an executive officer of Fisher Companies since 1982 and a director of the Corporation since 1996.

       Class I--Term Expires at the 2002 Annual Meeting of Shareholders

Phyllis J. Campbell, 48, is President of U.S. Bank, Washington, a division of U.S. Bancorp. Ms. Campbell has been a director of the Corporation since 1994. She is also a director of Puget Sound Energy, Inc.

Boh A. Dickey, 55, is President and Chief Operating Officer of the Corporation. Mr. Dickey has been an executive officer of the Corporation since 1982 and a director of the Corporation since 1993. He is also Chairman of the Board of Trustees for the SAFECO mutual funds.

William P. Gerberding, 70, is President Emeritus of the University of Washington, where he served as President from 1979 until his retirement in 1995. Dr. Gerberding has been a director of the Corporation since 1981. He is also a director of Washington Mutual, Inc. and Washington Mutual Bank.

Paul W. Skinner, 52, is President of Skinner Corporation, an investment company. Mr. Skinner has been a director of the Corporation since 1988.

                  OWNERSHIP OF THE CORPORATION'S COMMON STOCK

The following table provides information as of February 4, 2000, with regard to the ownership of the Common Stock by directors, the Corporation's chief executive officer and four other most highly compensated executive officers, and all directors and executive officers as a group. Total beneficial ownership of the outstanding Common Stock is less than 1% in the case of each individual listed below except as follows: 2.0% for Mr. Green, 2.3% for Mr. Krippaehne, and 5.2% for all 16 directors and executive officers as a group (including shares subject to stock options which may be exercised within 60 days). The holdings shown in the table do not include 4,515,600 shares held by The SAFECO Employees' Profit Sharing Retirement Plan, as to which the members of that plan's Investment Committee (Messrs. Cline, Ellis, Gerberding, Krippaehne, Reed and Skinner) share voting and investment power and certain members of management may be deemed to share investment power by reason of their positions.

                                            Number of Shares
                                              Beneficially
                                            Owned and Nature Number of Shares
                                             of Beneficial   Acquirable Within
     Name                                      Ownership         60 Days(1)
     ----                                   ---------------- -----------------
     Phyllis J. Campbell...................        1,000              --
     Robert S. Cline.......................        7,000              --
     Boh A. Dickey.........................       60,965          143,100
     Roger H. Eigsti.......................      119,299          212,460
     John W. Ellis.........................       14,024              --
     William P. Gerberding.................        2,400              --
     Joshua Green III......................    2,547,432(2)           --
     William W. Krippaehne, Jr. ...........    3,005,462(3)           --
     William G. Reed, Jr. .................      167,749(4)           --
     Norman B. Rice........................            0              --
     James W. Ruddy........................        9,500           35,500
     Judith M. Runstad.....................        3,500              --
     Paul W. Skinner.......................      288,720(5)           --
     W. Randall Stoddard...................        8,001           15,900
     Randall H. Talbot.....................       20,495           26,250
     All directors and executive officers
      as a group (16 persons)..............    6,264,027          462,560

---------------------
(1) Shares which may be purchased within 60 days by exercise of options granted under the SAFECO Long-Term Incentive Plan of 1997 and the SAFECO Incentive Plan of 1987.

(2) Represents 2,546,832 shares owned by the Joshua Green Corporation in which Mr. Green has a substantial interest with voting and investment power, and 600 shares owned by his spouse.

(3) Includes 3,002,376 shares owned by two corporations of which Mr. Krippaehne is an officer and director and for which he thereby has shared voting and investment power, and 372 shares owned by Mr. Krippaehne's spouse. Mr. Krippaehne disclaims any beneficial interest in any of the shares referred to in this footnote, other than such indirect interest he may have as a stockholder of said corporations.

(4) Includes 7,772 shares owned by Mr. Reed's spouse and 5,000 shares owned by a charitable foundation for which Mr. Reed has sole voting and investment power. Mr. Reed disclaims any beneficial interest in the shares owned by the charitable foundation.

(5) Includes 258,120 shares owned by Skinner Corporation in which Mr. Skinner has a substantial interest with voting and investment power and 26,600 shares owned by trusts of which Mr. Skinner is a co-trustee and for which he thereby has shared voting and investment power. Mr. Skinner disclaims any beneficial interest in the shares owned by the trusts.

In addition, AMVESCAP PLC, 11 Devonshire Square, London EC2M 4YR, England, reported in a Schedule 13G filed with the Securities and Exchange Commission ("SEC") that in the aggregate its subsidiaries had shared voting power and investment discretion with respect to 6,744,372 shares, or 5.19%, of the Common Stock, at December 31, 1999. The subsidiaries, which are investment management companies and advisers, hold the shares on behalf of their clients, none of which holds more than 5% of the Common Stock.

The Prudential Insurance Company of America, an insurance company and investment adviser, 751 Broad Street, Newark, New Jersey 07102-3777, reported in a Schedule 13G filed with the SEC that it may have direct or indirect voting and/or investment discretion over 8,083,848 shares, or 6.22%, of the Common Stock at December 31, 1999, which are held for the benefit of its clients.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), directors and officers of the Corporation are required to report their holdings of and transactions in the Corporation's Common Stock to the SEC. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during 1999 all persons subject to the Section 16 reporting requirements with respect to the Corporation filed the required reports on a timely basis.

                            COMMITTEES OF THE BOARD

The Board of Directors of the Corporation presently has these standing committees: Executive, Finance, Audit, Compensation and Nominating. Except for certain fundamental corporate acts reserved to the full Board under Washington law, the Executive Committee has broad authority, when the Board is not in session, to exercise all the powers of the Board in management of the business of the Corporation. The Finance Committee has general supervision over the investments of and all matters of financing by the Corporation. The Audit Committee recommends independent auditors for selection by the Board of Directors, reviews plans for upcoming audits with the independent auditors, reviews the results of completed audits, and regularly reviews the Corporation's approach to business ethics and compliance with the law. The Compensation Committee passes upon all salary increases where the proposed salary is $150,000 per year or more, reviews salary administration policy, administers the Corporation's stock-based incentive plan, and approves all material changes in employee benefit programs. The Nominating Committee reviews qualifications of candidates for board membership, recommends to the Executive Committee candidates for membership on the Board and the annual slate of nominees for director, and recommends to the Board criteria for board membership, composition of the Board, tenure of directors, fees to be paid to directors, and stock option grants to directors.

During 1999 the Board held five meetings, the Audit, Compensation, Executive and Finance Committees each held four meetings, and the Nominating Committee held one meeting. All current directors attended at least 75% of the Board and committee meetings they were eligible to attend. The present members of each committee are:

 Committee    Members
 Audit        Messrs. Gerberding, Green, Krippaehne, Skinner and Mrs.
               Runstad (Chair).
 Compensation Messrs. Cline (Chair), Ellis, Reed and Ms. Campbell.
 Executive    Messrs. Eigsti (Chair), Cline, Ellis, Green and Mrs. Runstad.
 Finance      Messrs. Cline, Dickey, Eigsti, Ellis (Chair), Gerberding,
               Krippaehne, Reed, Rice and Skinner.
 Nominating   Messrs. Ellis, Green (Chair), Reed and Ms. Campbell.

                    COMPENSATION OF DIRECTORS AND OFFICERS

COMPENSATION OF DIRECTORS

Directors of the Corporation, except those who are also employees, receive fees for their services as directors. The current director fees are an annual retainer of $30,000 and fees of $1,500 for attendance at any Board meeting and $1,000 for attendance at any committee meeting. The Chair of the Finance Committee receives an annual retainer of $4,000 and a $1,000 fee for attendance at any meeting of the Corporation's management investment committee. The other committee chairs receive an annual retainer, as follows:
Chair of the Compensation Committee--$4,000; Chair of the Audit Committee-- $3,000; and Chair of the Nominating Committee--$1,000. Directors are also reimbursed for reasonable travel expenses.

In addition, following each annual meeting of shareholders, each non-employee director of the Corporation is granted a non-qualified option to purchase 2,000 shares of Common Stock. The options vest and become fully exercisable on the date of the next annual meeting of shareholders, have a term of ten years and have an exercise price equal to the fair market value of the Common Stock on the date of grant. The first grant was made May 5, 1999.

Non-employee directors may elect to defer all or part of their annual retainer and meeting fees and all or part of the gain realized on exercise of their stock options, provided the exercise price is paid in shares of Common Stock, in each case under the terms of the SAFECO Corporation Deferred Compensation Plan for Directors. Amounts deferred under that plan are credited with earnings tied to the performance of designated measurement funds.

     ANNUAL REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee

Four outside directors of the Corporation, none of whom has been or is an employee of the Corporation and all of whom qualify as "non-employee directors" for purposes of administering the Corporation's stock option program under Section 16 of the Exchange Act, comprise the Compensation Committee of the Board of Directors ("Committee"). The Committee is responsible for reviewing the Corporation's salary administration policy, approving salaries of $150,000 or greater, administering the Corporation's stock-based incentive plan, and approving changes to the Corporation's employee benefit plans. The members of the Committee, which met four times during 1999, are Robert S. Cline (Chair), Phyllis J. Campbell, John W. Ellis, and William G. Reed, Jr.

Approach to Compensation

This report discusses the compensation policies applicable to the Corporation's executive officers, including the chief executive officer and four other most highly compensated executives ("Named Executive Officers"). All employees of the Corporation's property and casualty, life, credit and asset management subsidiaries, other than a few employees covered by special incentive plans (collectively, "Non-Participating Employees"), participate in the same compensation and retirement plans. The Corporation's compensation policies and plans are intended to:

  1.  Attract and retain high-caliber personnel on a long-term basis.

  2.  Encourage the creation of shareholder value.

  3. Link compensation to business results and shareholder returns over time.

  4. Maintain an appropriate balance between base salary and short- and long- term incentive opportunities.

Elements of Compensation

The following are the basic elements of compensation for executive officers of the Corporation:

  Salary: Salaries are administered on an individual, subjective basis for all employees, including executive officers. With respect to compensation paid to executive officers, the Committee regularly reviews information concerning compensation practices and levels of other companies. Salaries of executive officers are not, however, targeted for any specific level relative to salaries paid by other companies.

  Bonus: The Corporation's executive officers participate in a non-discretionary cash bonus plan which applies to all employees with at least one year of service (other than Non-Participating Employees). An annual bonus pool is established under a fixed formula based on weighted elements of the pre-tax results of the Corporation's major business lines and the investment income of the property and casualty subsidiaries. In years for which the bonus pool is large enough to pay the maximum bonus levels, employees with three years or more of service receive a bonus equal to 10% of base salary. In years when the fixed formula does not provide a sufficient pool to pay the maximum bonus levels to all eligible employees, bonus payments made to all employees are reduced proportionately. The percentage of salary paid as a bonus to all employees with three years of service, including the Named Executive Officers, was 0.0% for 1999, 6.2% for 1998 and 10% for 1997.

  Stock-Based Incentive Program: A shareholder-approved stock-based incentive program has been an element of compensation since the early 1960s. The purpose of the program is to encourage selected, key employees of the Corporation and its subsidiaries to remain employed with the Corporation, to participate in ownership of the Corporation, to advance the interests of the Corporation's shareholders and to increase the value of the Common Stock. All of the Corporation's executive officers participate in the stock-based incentive program.

  Under the shareholder-approved SAFECO Long-Term Incentive Plan of 1997 ("Plan"), the Committee in its sole discretion may grant to selected, key employees of the Corporation and its subsidiaries stock options, restricted stock rights ("RSRs") and performance stock rights ("PSRs") in amounts and on terms consistent with the Plan.

  Grants of stock options, RSRs and PSRs are made on an individual basis. The Committee makes a subjective judgment in connection with each grant and considers the individual's responsibilities, potential for advancement, current salary, previous grants, the current price of the Common Stock, the performance of the Common Stock over time and, for all individuals other than the chief executive officer, the recommendation of the chief executive officer. Although the Committee does not establish any set value to award under the Plan to any individual, the Committee does consider previous grants as well as the different nature of stock options, PSRs and RSRs in making awards under the Plan.

  Stock options are awarded at the closing market price of the Common Stock on the grant date and typically vest in 25% increments on the first, second, third and fourth anniversaries of the grant date. Each of the Named Executive Officers received a stock option grant in 1999. In addition, in 1999 the Committee granted non-qualified, performance stock options to the Named Executive Officers. The vesting of these options is tied to and contingent upon the Common Stock price attaining levels of 150%, 175% and 200% of the award price within five years of the grant date. If the Common Stock price fails to reach at least 150% of the award price during the five-year period, then no shares will become vested under these options. The Committee believes the award of these stock options directly links an increase in the compensation of the Named Executive Officers to a significant increase in the market price of the Common Stock, and, consequently, a significant increase in shareholder value. The Committee has never rescinded an outstanding option and reissued it at a lower exercise price.

  PSRs entitle the holder to receive a specific number of shares of Common Stock on the settlement date, or cash equal to the closing market price of such shares, if specified performance goals for a three-year performance period have been met. In May 1997 and February 1998 and 1999, PSRs were awarded to the Named Executive Officers. These PSRs provide for annual payouts of a portion of the total award based on achievement of performance goals over the one-, two-, and three-year performance cycles within each three-year performance period. The performance goals are customized for each Named Executive Officer. Performance goals include, as appropriate, the return on equity for the Corporation, its property and casualty or life and investments operations; the change in the Common Stock price compared to the average change in the price of the common stock of the companies that comprise the peer index ("Stock Price Comparison"); the increase in the Corporation's operating earnings per share; the combined ratio, the net personal lines expense ratio and the annual growth in premiums for the property and casualty operations; and the increase in pretax operating income for the life and investments operations. For Mr. Eigsti the three performance goals for each grant are the Corporation's return on equity, increase in operating earnings per share and the Stock Price Comparison. For the three-year performance cycle ended December 31, 1999 under the 1997 grant, the two-year performance cycle ended December 31, 1999 under the 1998 grant and the one-year performance cycle ended December 31, 1999 under the 1999 grant, the Committee concluded that no Named Executive Officer earned any payout based on the degree of achievement of the specified goals, except for Mr. Talbot who earned payments for the one-year performance cycle under the 1999 grant.

  RSRs entitle the holder to receive a specified number of shares of Common Stock or cash equal to the closing market price of such shares on the vesting date. RSRs typically vest and are settled in 25% increments on the first, second, third and fourth anniversaries of the grant date. Holders of RSRs are paid amounts equivalent to the dividends that would be paid on the same number of shares of Common Stock.

  Retirement Program: Three basic tax-qualified plans, including a profit-sharing plan, comprise the Corporation's retirement program and are available on the same basis to all employees. In addition, the Corporation has three supplemental plans to restore benefits which cannot be included in the tax-qualified retirement plans. Since Common Stock constituted 20% of the assets of the profit-sharing plan at December 31, 1999, all participants in that plan, including the Named Executive Officers, have a significant, indirect ownership in the Corporation and an additional incentive to advance its interests and to increase the value of its Common Stock.

Considerations in Connection with Compensation Levels

Corporate Performance

The directors regularly review the Corporation's performance and the degree to which investment returns have been generated for shareholders. This includes review of (i) customary financial measures with respect to the Corporation (e.g., the compounded annual return to shareholders, the Common Stock price and the common stock prices of comparable companies); (ii) the combined ratio of the Corporation's property and casualty subsidiaries and the combined ratios of competitors; (iii) the revenue and premium growth of the Corporation's operating subsidiaries; (iv) the Corporation's financial strength and asset management; and (v) the ratings assigned to the Corporation, its subsidiaries or securities by A.M. Best Insurance Services, Standard & Poor's Ratings Group ("S&P"), Moody's Investors Service, Inc., and Duff & Phelps Credit Ratings Company.

The directors annually review graphs that compare the cumulative total return to shareholders of the Corporation with the S&P 500 and with the returns of a self-constructed peer group comprised of companies that are in the same lines of business as the Corporation's major operating subsidiaries ("Peer Index"), with their returns weighted according to the component companies' respective market capitalization, on a five- and ten-year basis.

Set forth below are graphs that compare the cumulative total return to shareholders of the Corporation with the S&P 500 and the Peer Index, with the returns of the companies in the Peer Index each weighted according to its respective market capitalization. The ten-year period graph is also included as its time period may more adequately reflect returns for the long-term shareholder and option holder. The graphs reflect the historical performance of the Corporation and are not indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      AMONG SAFECO, S&P 500 AND PEER INDEX

                         [PERFORMANCE CHART OF SAFECO]

                1994       1995        1996       1997       1998       1999
----------------------------------------------------------------------------
SAFECO           100        136         160        204        185        111
S&P 500          100        138         169        225        289        351
Peer Index       100        154         188        281        249        196

  Assumes $100 invested on December 31, 1994 in SAFECO Common Stock, the S&P 500 and the Peer Index.
  . Total return assumes reinvestment of dividends.
  . Measurement dates are the last trading day of the calendar year shown.
  . Peer Index: Allstate, Chubb, Cincinnati Financial, CNA, Ohio Casualty, Progressive, St. Paul and Travelers Property and Casualty.

                COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN
                     AMONG SAFECO, S&P 500 AND PEER INDEX

                         [PERFORMANCE CHART OF SAFECO]

                1989  1990  1991  1992  1993  1994  1995  1996  1997  1998  1999
------------------------------------------------------------------------------
SAFECO          100    88    135   164   162   160   218   257   326   296   178

S&P 500         100    97    126   136   150   152   209   257   342   440   533
Peer Index      100    97    131   157   150   136   209   256   382   339   266

  Assumes $100 invested on December 31, 1989 in SAFECO Common Stock, the S&P 500 and the Peer Index.
  . Total return assumes reinvestment of dividends.
  . Measurement dates are the last trading day of the calendar year shown.
  . Peer Index: Allstate, Chubb, Cincinnati Financial, CNA, Ohio Casualty, Progressive, St. Paul and Travelers Property and Casualty.

Individual Performance

In connection with compensation for individual executive officers, the Committee consulted with the chief executive officer and exercised its subjective judgment in evaluating each individual's leadership and managerial abilities, achievement of business unit and corporate objectives, potential for advancement or promotion and the relative value of the individual's performance in the overall achievement of the Corporation's objectives. In addition, in connection with the award of each stock option, PSR or RSR, the Committee considered the amount and terms of any previous awards, the current price of the Common Stock and the performance of the Common Stock over time.

In connection with the Committee's consideration of compensation for the Corporation's executive officers, including Mr. Eigsti, the Committee reviewed information regarding compensation practices and levels of competitors of the Corporation and its operating subsidiaries (including the companies that comprise the Peer Index) as well as non-competing companies of a similar size to the Corporation or its operating subsidiaries. Detailed compensation information was obtained from the proxy statements of publicly-held companies. In addition, the Committee reviewed compensation information compiled by two independent consulting firms as well as that collected by the Corporation's Human Resources Department.

The purpose of this review was to confirm that the Committee's approach to compensation continues to be appropriate given the Corporation's lines of business, size and culture and the geographic location of the Corporation's executive officers. For 1999 the Committee confirmed that its approach to compensation was suitable to the achievement of the general purposes of the Corporation's compensation policies and plans. The Committee did not engage in this review for the purpose of targeting any element of compensation, including salaries, paid to the Corporation's executive officers at, below or above the median paid by any other company or group of companies.

Considerations in Connection with Mr. Eigsti's Compensation

The Committee made subjective judgments with respect to Mr. Eigsti's salary and awards of stock options, RSRs and PSRs. In connection with his compensation, the Committee took into account the cumulative total return to the Corporation's shareholders and the other financial measures listed above under "Corporate Performance." Given the financial results for the Corporation for 1999, no change in Mr. Eigsti's salary was made for 2000. As discussed above, the Committee concluded that the award of a non-qualified, performance stock option should be effective in directly linking this portion of Mr. Eigsti's compensation to a significant increase in the market price of the Common Stock and consequently a significant increase in shareholder value.

The calculations of the annual bonus and the contributions or accruals with respect to the Corporation's retirement plans are made pursuant to the terms of those plans, which apply to all employees. Consequently, the Committee does not separately determine the amount of any such bonus, contribution or accrual for Mr. Eigsti or any other executive officer.

Additional Information

The tables under "Compensation of Named Executive Officers" accompany this report and reflect the decisions covered by the foregoing discussion.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly-paid officers of publicly-held companies is subject to an annual limit of $1 million per employee. The Corporation may pay compensation that exceeds this limit. As Messrs. Eigsti and Dickey elected to defer a portion of their compensation for 1999, all compensation paid to officers qualified for federal income tax deduction.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

This report is submitted over the names of the members of the Compensation
Committee:

Robert S. Cline, Chair
Phyllis J. Campbell
John W. Ellis
William G. Reed, Jr.

                   COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The amount of all compensation paid to the Named Executive Officers for services in all capacities to the Corporation and its subsidiaries during the past three years is stated below. Annual compensation includes amounts deferred at the officer's election.

                          Summary Compensation Table

                                                          Long-Term
                              Annual Compensation    Compensation Awards
                              --------------------------------------------
                                                                Securities
                                                                Underlying
                                                    Restricted   Options/   All Other
Name and Principal             Salary   Bonus (3)  Stock Awards    SARs    Compensation
Position                 Year   ($)        ($)        (4)($)       (#)         ($)
------------------       ---- --------- ----------------------- ---------- ------------
R.H. Eigsti              1999   900,000          0   450,015     150,000      63,840(5)
 Chairman and            1998   830,000     52,163   513,750      50,000      82,348
 Chief Executive Officer 1997   763,333    138,497   475,000      50,000     103,186


B.A. Dickey              1999   625,000          0   312,491      90,000      44,278(6)
 President and           1998   575,000     36,137   354,488      30,000      57,048
 Chief Operating Officer 1997   512,500     92,710   300,200      30,000      69,279


W.R. Stoddard (1)        1999   335,000          0   167,494      45,000      23,649(7)
 President of the        1998   300,000     18,854   128,438      15,000      29,764
 Corporation's           1997   241,667     56,071    76,000       6,500      32,669
 Property & Casualty
 Subsidiaries


R.H. Talbot (2)          1999   325,000     60,552   162,486      45,000      22,937(8)
 President of the        1998   299,431     18,854   103,672      15,000      29,741
 Corporation's
 Life & Investments
 Subsidiaries


J.W. Ruddy               1999   305,000          0   152,509      36,000      21,515(9)
 Senior Vice President   1998   280,000     17,597   118,163      12,000      27,780
 and General Counsel     1997   240,417     42,691    91,200       7,000      32,500

---------------------
(1) Mr. Stoddard became President of the Corporation's property and casualty subsidiaries on July 1, 1997.

(2) Mr. Talbot became President of the Corporation's life subsidiaries on February 7, 1998.

(3) The dollar amounts in this column include (i) a cash bonus, (ii) in the case of 1997, payments in settlement of PSRs awarded in 1997 for the one-year performance cycle ended December 31, 1997, and (iii) in the case of 1999, payments in settlement of PSRs awarded in 1999 for the one-year performance cycle ended December 31, 1999. A cash bonus of up to 10% of annual salary is paid to each employee of the insurance, credit and asset management operations who has at least three years of service when the pre-tax results from such operations support such a bonus. The percent of salary paid as a bonus was 0% for 1999, 6.2% for 1998 and 10% for 1997.

    PSRs are three-year grants pursuant to which annual payments of a portion of the total award may be made based on achievement of specified performance goals over the elapsed portion of the performance period. Performance goals are established at the time of grant. With respect to the PSRs awarded to the Named Executive Officers in 1999, only Mr. Talbot received a payment for the one-year performance cycle ended December 31, 1999.

(4) RSRs entitle an employee who remains continuously employed by the Corporation or its subsidiaries for a stated number of years to receive a specified number of shares of Common Stock or cash equal to the fair market value of such shares on the settlement date. Holders of RSRs are entitled to receive an amount equivalent to the dividends which would be paid on an equivalent number of shares of Common Stock. The dollar amounts in this column are determined by multiplying the number of shares covered by an RSR by the closing market price of the Common Stock on the grant date.

    In 1999 the Corporation awarded RSRs to the following Named Executive Officers in these amounts: 11,862 shares for Mr. Eigsti; 8,237 for Mr. Dickey; 4,415 for Mr. Stoddard; 4,283 shares for Mr. Talbot; and 4,020 for Mr. Ruddy. Each award will vest and be settled in 25% installments on the first Wednesday in February 2000, 2001, 2002 and 2003, respectively.

    These are the total number of RSRs held by the Named Executive Officers and the total value of such holding at December 31, 1999: for Mr. Eigsti, 28,487 RSRs with a value of $708,614; for Mr. Dickey, 18,987 RSRs with a value of $472,302; for Mr. Stoddard, 7,665 RSRs with a value of $190,667; for Mr. Talbot, 6,158 RSRs with a value of $153,180 and for Mr. Ruddy, 7,495 RSRs with a value of $186,438.

(5) Includes net contributions to the Corporation's profit-sharing plan of $4,800, net contributions to the Corporation's savings plan of $6,400, and allocations to non-qualified plans of $23,040 with respect to the profit-sharing plan and $29,600 with respect to the savings plan for amounts which may not be contributed to the qualified plans because of limitations imposed by the Code ("Non-Qualified Allocations").

(6) Includes net contributions of $4,800 to the profit-sharing plan and $6,400 to the savings plan and Non-Qualified Allocations of $14,478 with respect to the profit-sharing plan and $18,600 with respect to the savings plan.

(7) Includes net contributions of $4,800 to the profit-sharing plan and $6,400 to the savings plan and Non-Qualified Allocations of $5,449 with respect to the profit-sharing plan and $7,000 with respect to the savings plan.

(8) Includes net contributions of $4,800 to the profit-sharing plan and $6,400 to the savings plan and Non-Qualified Allocations of $5,137 with respect to the profit-sharing plan and $6,600 with respect to the savings plan.

(9) Includes net contributions of $4,800 to the profit-sharing plan and $6,400 to the savings plan and Non-Qualified Allocations of $4,515 with respect to the profit-sharing plan and $5,800 with respect to the savings plan.

Stock Option Awards

Information concerning grants of stock options to the Named Executive Officers during 1999 is stated below. Under regulations of the Securities and Exchange Commission the assumed rates of appreciation of 5% and 10% are required to be used. These assumed appreciation rates are not based on the historic performance of the Common Stock or any other stock or stock index. Any appreciation in the value of the stated stock options will occur only if the Common Stock increases in value. Changes in the market price of the Common Stock are dependent on the future performance of the Corporation as well as overall stock market performance. There can be no assurance that the amounts or rates of appreciation stated in the following table will be achieved.

Were one to apply the assumed rates of appreciation to the Common Stock of the Corporation for the same ten-year period as required for options in the following table, market capitalization would increase from $5.2 billion to $8.5 billion at the 5% rate and to $13.6 billion at the 10% rate based on the $40.625 exercise price and from $3.7 billion to $5.9 billion at the 5% rate and to $9.5 billion at the 10% rate based on the $28.313 exercise price. In addition, a shareholder, unlike an option holder, would receive dividends paid by the Corporation during that ten-year period.

                             Option Grants in 1999

                                                                 Potential
                                                            Realizable Value at
                                                              Assumed Annual
                                                              Rates of Stock
                                                            Price Appreciation
                            Individual Grants                 for Option Term
               -------------------------------------------- -------------------
               Number of
               Securities  Percent of
               Underlying Total Options
                Options    Granted to   Exercise
                Granted   Employees in  Price(3) Expiration   5%(4)    10%(5)
Name              (#)      Fiscal Year   ($/Sh)     Date       ($)       ($)
----           ---------- ------------- -------- ---------- --------- ---------
R.H. Eigsti...  50,000(1)     7.38%      40.625    5/5/09   1,277,442 3,237,289
               100,000(2)    14.77%      28.313   11/3/09   1,780,558 4,512,283
B.A. Dickey...  30,000(1)     4.43%      40.625    5/5/09     766,465 1,972,374
                60,000(2)     8.86%      28.313   11/3/09   1,068,335 2,707,370
W.R.
 Stoddard.....  15,000(1)     2.22%      40.625    5/5/09     383,233   971,187
                30,000(2)     4.43%      28.313   11/3/09     534,167 1,353,685
R.H. Talbot...  15,000(1)     2.22%      40.625    5/5/09     383,233   971,187
                30,000(2)     4.43%      28.313   11/3/09     534,167 1,353,685
J.W. Ruddy....  12,000(1)     1.77%      40.625    5/5/09     306,586   776,949
                24,000(2)     3.54%      28.313   11/3/09     427,334 1,082,948

---------------------
(1) These options to purchase Common Stock were granted on May 5, 1999, and 25% of the shares subject to each option become exercisable on the first, second, third and fourth anniversary dates of the option grant. Vesting is accelerated upon a change in control of the Corporation.

(2) These options to purchase Common Stock were granted on November 3, 1999, and become exercisable if, during the five-year period commencing with the grant date, the Common Stock price attains 150%, 175% and 200% of the exercise price. If these price levels are attained, then 50%, 75% and 100%, respectively, of the number of shares awarded become exercisable. If the Common Stock price fails to attain at least 150% of the exercise price within the five-year period, then none of the shares granted will become exercisable. Vesting is accelerated upon a change in control of the Corporation.

(3) The exercise price, which is the fair market value of the Common Stock on the date of grant, may be paid to the Corporation in cash, in shares of Common Stock valued at the closing market price on the date of exercise, or in part cash and part stock. In addition, optionees may finance the exercise price of an option through a subsidiary of the Corporation. The interest rate on such loans fluctuates quarterly and is equal to the most recently published applicable federal rate determined pursuant to Section 1274(d) of the Code.

(4) This rate of appreciation produces an ending market price of $66.18 on May 5, 2009 and $46.12 on November 3, 2009.

(5) This rate of appreciation produces an ending market price of $105.37 per share on May 5, 2009 and $73.44 on November 3, 2009.

Stock Option Exercises

Information concerning exercises of stock options during 1999 by the Named Executive Officers and the value of their unexercised options at December 31, 1999 is stated below:

                      Aggregated Option Exercises in 1999
                    and Option Values at December 31, 1999

                                         Number of
                                        Securities
                                        Underlying
                                    Unexercised Options  Value of Unexercised
                                      at December 31,   in-the-Money Options at
                                           1999          December 31, 1999(1)
                 Shares                     (#)                   ($)
                Acquired    Value   ------------------- -------------------------
               on Exercise Realized    Exercisable/          Exercisable/
Name               (#)       ($)       Unexercisable         Unexercisable
----           ----------- -------- ------------------- -------------------------
R.H. Eigsti...    3,678     55,400    212,400   237,500       124,851        0
B.A. Dickey...   12,600    254,363    143,100   142,500        79,650        0
W.R.
 Stoddard.....    6,350     59,963     15,900    62,500             0        0
R.H. Talbot...    5,000     26,875     23,250    69,750             0        0
J.W. Ruddy....    3,000     60,750     37,500    51,500        14,250        0

---------------------
(1) Based on $24.875, the last sale price of the Corporation's Common Stock on December 31, 1999.

Long-Term Incentive Plan Awards in 1999

Information concerning awards of performance stock rights during 1999 to the Named Executive Officers is stated below:

                    Long-Term Incentive Plan Awards in 1999

                                                       Estimated Future Payouts
                                                                 under
                                                         Non-Stock-Price-Based
                    Number of        Performance or            Plans (1)
                 Shares, Units or  Other Period Until  -------------------------
Name             Other Rights (#) Maturation or Payout Threshold (#) Maximum (#)
----             ---------------- -------------------- ------------- -----------
R.H. Eigsti....       13,974           1999-2001              0        13,974
B.A. Dickey....        9,704           1999-2001              0         9,704
W.R. Stoddard..        5,201           1999-2001              0         5,201
R.H. Talbot....        5,046           1999-2001              0         5,046
J.W. Ruddy.....        4,735           1999-2001              0         4,735

---------------------
(1) The performance stock rights will vest and shares will become payable only to the extent that specified performance goals (e.g., return on equity; increases in operating earnings, income and stock price; expense levels; and premium growth) are achieved. The awards cover a three-year performance period, within which there are three performance cycles. Only the shares relating to the second and third performance cycles (1999-2000 and 1999-2001, respectively) are included in this table. Any payment made for the first performance cycle is reported in the Bonus column of the Summary Compensation Table.

Retirement Program

The Corporation's retirement program is comprised of three plans which qualify for favorable tax treatment under the Code and three non-qualified supplemental plans. The three qualified plans are The SAFECO Employees' Cash Balance Plan ("Cash Balance Plan"), The SAFECO Employees' Profit Sharing Retirement Plan ("Profit-Sharing Plan") and The SAFECO 401(k) Savings Plan ("Savings Plan"). The three non-qualified plans are designed to allocate to employees amounts not eligible for contribution under the qualified plans because of limitations imposed by the Code. All employees are eligible to participate in the plans.

The Profit-Sharing Plan and the Savings Plan are defined contribution plans while the Cash Balance Plan is a defined benefit plan. The Cash Balance Plan is credited with an amount equal to 3% of the annual compensation of participating employees plus 5% interest on the cumulative amount credited for prior years (together, the "Accrued Benefit"). The portion of the Accrued Benefit in excess of limitations imposed under Section 401(a)(17) of the Code is accrued in the SAFECO Employees' Supplemental Retirement Plan B ("Supplemental Plan B").

The estimated annual benefits payable upon normal retirement to the Named Executive Officers from the Cash Balance Plan and corresponding portion of Supplemental Plan B are as follows: $38,043 for Mr. Eigsti, $32,432 for Mr. Dickey, $23,696 for Mr. Stoddard, $28,185 for Mr. Talbot and $25,855 for Mr. Ruddy.

                  CHANGE IN CONTROL AND RETIREMENT AGREEMENTS

The Named Executive Officers are among several officers of the Corporation or its subsidiaries who have agreements which provide for payments to them under certain circumstances following a change in control of the Corporation (as defined in the agreements). Under the agreements, if the officer in question is discharged without cause, demoted or given other good reason to resign following a change in control of the Corporation or a specified subsidiary or decides one year following a change in control to resign, then the agreements call for a lump-sum cash payment of up to three times annual salary, continuation of life and health benefits for three years, payment for accrued vacation and sick leave, payment of amounts allocated under the Corporation's bonus plan, payment of a pro rata portion of all contingent incentive compensation awards, vesting of stock options, vesting and payment of PSRs (to the extent deemed earned) and RSRs, and payment of certain retirement benefits. Each agreement also provides that if any excise tax is levied on payments made under the agreement, then an additional payment will be made so that the net payments received by the officer under the agreement will equal the amount that would have been paid had the excise tax not been levied.

The stock options awarded to the Named Executive Officers, as well as to other key employees, under the SAFECO Long-Term Incentive Plan of 1997 (the "Plan") and the predecessor incentive plan provide for accelerated vesting in the event of a change in control of the Corporation. Moreover, under the terms of the Plan, in such event all outstanding restricted stock right awards will become immediately vested and payable in cash and, to the extent deemed earned under the formula set forth in the Plan, all outstanding performance stock rights will become immediately payable in cash.

                             CERTAIN TRANSACTIONS

In the ordinary course of business, the Corporation and its subsidiaries enter into transactions with other business entities of which certain of the Corporation's directors and nominees for director are executive officers, partners or shareholders. The terms of all such transactions were as fair to the Corporation and its subsidiaries as could have been obtained from third parties.

Mrs. Runstad, a director of the Corporation, is of counsel to the Seattle law firm of Foster Pepper & Shefelman PLLC, which received fees for legal services provided to the Corporation and its subsidiaries during 1999.

                                   AUDITING

Ernst & Young LLP, the Corporation's independent auditors since 1987, has been selected by the Audit Committee to be the auditors for the current year, subject to the approval of the Board of Directors at its meeting on May 3, 2000. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

The Corporation's 2001 Annual Meeting of Shareholders will be held on May 2, 2001. Under the federal proxy solicitation rules, in connection with the preparation of proxy materials for the 2001 Annual Meeting of Shareholders, any proposal submitted by a shareholder to be considered for inclusion in the Corporation's proxy materials for such meeting must be received by the Corporation by November 17, 2000.

            NOTICE REQUIREMENTS FOR SHAREHOLDERS TO BRING BUSINESS
                             AT AN ANNUAL MEETING

The Corporation's Bylaws provide that shareholders may nominate persons for election to the Board of Directors only if a written notice of intention to nominate has been received by the secretary to the Board of Directors at SAFECO Plaza, Seattle, Washington 98185, not less than 90 days before the scheduled date of the Annual Meeting of Shareholders. For the 2001 Annual Meeting of Shareholders, such notice must be received by February 1, 2001. The notice must contain the name, address, telephone number, and number of shares of Common Stock owned by the nominating shareholder and the information relating to each nominee required with respect to nominees for director under the federal proxy solicitation rules. The notice of nomination must be accompanied by each nominee's written consent to being a nominee and statement of intention to serve as a director if elected.

The Corporation's Bylaws further provide that for a shareholder to bring other business before an Annual Meeting of Shareholders, the shareholder must file a written notice of intention to bring such business with the Secretary of the Corporation at SAFECO Plaza, Seattle, Washington 98185, within the time frame described above. For the 2001 Annual Meeting of Shareholders, such notice must be filed by February 1, 2001. The notice must contain the name, address, telephone number and number of shares of Common Stock owned by the shareholder intending to bring such business before the meeting, a description of the business and reasons for conducting it at the meeting, and any material interest of the shareholder in such business.

                                 OTHER MATTERS

THE CORPORATION FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SEC. A COPY OF THE CORPORATION'S MOST RECENT FORM 10-K REPORT WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER WHO MAKES WRITTEN REQUEST TO ROD A. PIERSON, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SAFECO CORPORATION, SAFECO PLAZA, SEATTLE, WASHINGTON 98185.

The Board is not aware of any other matters to be presented for action at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed proxy will vote all proxies in accordance with their best judgment.

All shares represented by the enclosed proxy, if returned prior to the Annual Meeting, will be voted in the manner specified by the shareholder. If neither a specific instruction is given nor authority withheld, the proxy will be voted for each of the director nominees.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                          /s/ Roger H. Eigsti
Seattle, Washington                       Roger H. Eigsti
March 17, 2000                            Chairman and Chief Executive Officer

                              SAFECO CORPORATION
    Proxy Solicited on Behalf of the Board of Directors of the Corporation
                    for the Annual Meeting of Shareholders
                                  May 3, 2000

     The undersigned hereby appoints Roger H. Eigsti, Robert S. Cline, John W. Ellis, Joshua Green III and Judith M. Runstad, each with full power of substitution, as the true and lawful attorneys and proxies for the undersigned, to represent and vote the undersigned's shares at the Annual Meeting of Shareholders of SAFECO Corporation to be held at the SAFECO Auditorium, SAFECO Plaza, Seattle, Washington, at 11:00 a.m. on May 3, 2000, or any adjournment or postponement thereof, and to represent and vote all of the shares the undersigned would be entitled to vote if personally present in the transaction of such business as may properly come before the meeting.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies named above cannot vote your shares unless you sign and return this card.


Change of Address: ________________

___________________________________

___________________________________

___________________________________    SAFECO CORPORATION
If you have written in the above       P.O. BOX 11276
space, please mark the corresponding   NEW YORK, N.Y. 10203-0276
box on the reverse side.


(Continued, and to be signed and dated, on reverse side.)

                          v DETACH PROXY CARD HERE v

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

1. ELECTION OF DIRECTORS

   FOR all nominees listed below [ ]

   WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

   EXCEPTIONS* (as marked to the contrary below) [ ]

   Nominees: Joshua Green III, William G. Reed, Jr., Norman B. Rice, Judith M.
             Runstad.
   INSTRUCTION: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name on the space provided below.

   *EXCEPTIONS _________________________________________________________________

This proxy when properly executed will be voted as directed herein. IF NO DIRECTION IS GIVEN, THE PROXIES NAMED ON THE REVERSE SIDE INTEND TO VOTE THE SHARES TO WHICH THIS PROXY RELATES "FOR" ITEM 1. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING. The undersigned hereby revokes all prior proxies given by the undersigned to vote at the meeting or any adjournment or postponement thereof.

                                                 Change of Address
                                                 Mark Here         [ ]

                                       Please sign exactly as name appears
                                       hereon. Joint owners should each sign.
                                       When signing as an attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such.

                                       Dated:                             , 2000
                                              ----------------------------


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                                                      Signature


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                                                      Signature

                                       Votes MUST be indicated
                                       (x) in Black or Blue ink.  [X]

Please Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.